EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

     This stock purchase agreement dated this 28th day of September, 2001 (the "Stock Purchase Agreement") is among Whistler, Inc. a Delaware corporation (the "Company"), American Energy Power Systems Inc., a Nevada corporation ("American Energy"), and all of the stockholders of American Energy named in Exhibit A attached hereto (collectively, the "American Energy Stockholders").

                                    RECITALS:

     WHEREAS, the Company desires to purchase 100% of the aggregate 1,045,036 issued and outstanding shares of common stock of American Energy, and the American Energy Stockholders desire to sell, transfer and convey to the Company all of the aggregate 1,045,036 issued and outstanding shares of American Energy common stock; in exchange for the issuance by Company to the American Energy Stockholders of an aggregate 1,248,000 restricted shares of the Company's common stock;

     WHEREAS, the Company and American Energy entered into a letter agreement dated August 1, 2001 (the "Letter Agreement"), which sets forth the terms and provisions of such stock purchase agreement, and further agreed to execution of a formal agreement with such further terms and conditions that are reasonably necessary to carry out and give effect to the terms and provisions of the Letter Agreement.

                                    AGREEMENT

     In consideration of the mutual promises and covenants in this Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  PURCHASE OF SHARES

     1.1 As of the Closing Date (as defined in Section 10 below), the American Energy Stockholders hereby sell, assign, transfer and convey to the Company, and the Company hereby purchases from the American Energy Stockholders, 100% of the issued and outstanding shares of common stock of American Energy.

     1.2 As consideration for the purchase of 100% of the issued and outstanding shares of common stock from the American Energy Stockholders, the Company agrees to issue an aggregate 1,248,000 shares of the Company's restricted common stock, par value $0.001 (the "Common Stock") to the American Energy Stockholders as of the Closing Date as set forth on Exhibit B hereto;

     1.3 The Company agrees (i) to reserve for issuance under its 2001 Incentive Stock Option Plan and 2001 Nonstatutory Stock Option Plan (the "Plan") at least an aggregate of 15% of Whistler's shares of common stock outstanding on a fully diluted basis on the date that the Company's Board, which Board shall include Charles Schembra, creates the "Option Pool," and (ii) reserve at least an aggregate of 25% of the Option Pool for issuance to the principal employees, officers and directors of American Energy listed in Exhibit C hereto, in accordance with the terms and provisions of the Company's Plan.

     1.4 Each of Charles Schembra, Shirley Morgan, and Joseph Nied (individually, a "Controlling Stockholder" and, collectively, the "Controlling Stockholders"), with respect to American Energy, agrees that for a period of two
(2) years after the Closing Date (the "Non-competition Period"), such Controlling Stockholder shall not without, the Company's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any business or organization, that, directly competes with American Energy. In addition, no Controlling Stockholder shall have an equity interest in any firm or business that directly competes with American Energy other than as a 5% or less shareholder of a publicly-held corporation.

     1.5 On the date of this Stock Purchase Agreement American Energy shall, as a wholly owned subsidiary of Company, enter into employment agreements with Charles Schembra, Shirley Morgan, and Joseph Nied in substantially the form attached hereto as Exhibit D ("Executive Employment Agreements"). After securing and delivering to American Energy the minimum of an aggregate of $500,000 in outside equity financing within the 90 day period set forth in Section 5.1 of this Stock Purchase Agreement, Company shall, for the initial two (2) year term of the Executive Employment Agreements, cause its wholly owned subsidiary, American Energy, to fulfill and honor in all respects the payment obligations of American Energy under the Executive Employment Agreements.

     1.6 At the first meeting of the Company's stockholders at which directors are elected, the Company agrees to (i) nominate Charles Schembra for election to its Board, (ii) recommend that its stockholders vote in favor of electing Mr. Schembra to its Board, and (iii) take all other reasonable actions necessary to have Mr. Schembra elected to its Board.

2.   REPRESENTATIONS AND WARRANTIES OF AMERICAN ENERGY STOCKHOLDERS

     2.1 American Energy Stockholders hereby represent and warrant to the Company, severally and not jointly, (the Company relying on such representations and warranties in entering into this Stock Purchase Agreement) that, as of the date hereof and as of the Closing Date:

     (a) Each of the American Energy Stockholders is the respective owner of record and has right, title and interest in the shares of common stock of American Energy owned by such Stockholder;

     (b) Each of the American Energy Stockholders' respective shares of common stock are validly issued and outstanding as fully paid and non-assessable with no options, contracts, calls, commitments or rights of any character relating thereto;

     (c) Each of the American Energy Stockholders has the full capacity and authority to sell, transfer, convey, and assign to the Company their respective number of the issued and outstanding shares of American Energy in accordance with the terms of this Stock Purchase Agreement; and

     (d) Each of the American Energy Stockholders' holds legal title to his/her/its shares of common stock of American Energy, and that such shares are free and clear of all liens, charges, encumbrances, adverse claims and demands by any parties other than those to this Stock Purchase Agreement.

3.  REPRESENTATIONS OF AMERICAN ENERGY

     3.1 American Energy hereby represents and warrants to the Company (the Company relying on such representations and warranties in entering into this Stock Purchase Agreement) that, as of the date hereof and as of the Closing
Date:

     (a) American Energy is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to own and operate properties and to carry on its business as now being conducted;

     (b) All necessary consents and approvals have been obtained by American Energy for the execution, delivery and performance of this Stock Purchase Agreement and the consummation of the transactions contemplated herein. The execution and delivery of this Stock Purchase Agreement by American Energy has been duly and validly authorized and approved by all necessary actions of American Energy, including appropriate resolutions of the board of directors of American Energy. This Stock Purchase Agreement is a valid and binding obligation of American Energy, enforceable against it in accordance with its terms and provisions;

     (c) The assets, liabilities, financial and business condition of American Energy have been truly and fairly disclosed to the Company by American Energy, and are as reflected in the financial statements of American Energy, which have been furnished to the Company;

     (d) The entering into of this Stock Purchase Agreement and the transactions contemplated herein will not result in the violation or breach of any of the terms and provisions of any other indenture, lease or agreement, written or oral, to which American Energy is a party or by which American Energy is bound or affected;

     (e) American Energy will take all reasonably necessary steps and perform all reasonable acts necessary to register the transfer of the shares of common stock of American Energy to the Company as these transfers occur;

     (f) The shares of stock transferred hereby represent all of the issued and outstanding shares of capital stock of American Energy as of the Closing Date;

     (g) American Energy's current material contracts, all of which are set forth in Section 4.1(g) of the Disclosure Schedule attached hereto as Exhibit F (the "Disclosure Schedule"), are legally binding, valid, and in full force and effect in all material respects; and

     (h) Except as set forth in Section 4.1(h) of the Disclosure Schedule, there are no material actions, suits, proceedings or investigations pending or, to the knowledge of American Energy, threatened against or affecting American Energy or its properties before any court or governmental agency.

4.  REPRESENTATIONS OF THE COMPANY

     4.1 The Company represents and warrants to American Energy and the American Energy Stockholders (American Energy and American Energy Stockholders relying on such representations and warranties in entering into this Stock Purchase Agreement) that, as of the date hereof and as of the Closing Date:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate properties and to carry on its business as now being conducted;

     (b) All necessary corporate actions have been or will be taken prior to the Closing Date to authorize the Company to enter into and perform this Stock Purchase Agreement, and this Stock Purchase Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and provisions;

     (c) The Company has filed all required forms, reports and documents required to be filed with the United States Securities and Exchange Commission (the "SEC") since the date 60 days after the SEC's acceptance of the Company's initial Form 10-SB filing (collectively, the "Company SEC Reports"). As of their respective dates or effective dates and except as the same may have been corrected, updated or superceded by means of a subsequent filing with the SEC prior to the date of this Stock Purchase Agreement, none of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading insofar as such statements relate to or affect the Company.

     (d) The audited consolidated financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated interim financial statements of the Company contained in the Company SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared on a basis consistent with prior interim periods (except as required by applicable changes in GAAP or in SEC accounting policies) and include adjustments (consisting only of normal recurring accruals) necessary for fair presentation of the Company' consolidated financial condition and results of operations for such periods;

     (e) The Company is in compliance with any and all requirements of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, and the rules and regulations thereunder or of the rules and policies of the NASD as applied to the OTCBB system of electronic trading;

     (f) The entering into this Stock Purchase Agreement by the Company, the completion by the Company of the purchase of the shares of common stock of American Energy, and the issuance by the Company of its restricted shares of common stock will not result in the violation of any law of the State of Delaware or the laws of the United States applicable thereto;

     (g) The entering into this Stock Purchase Agreement and the transactions contemplated herein will not result in the violation of any of the terms and provisions of the certificate of incorporation or bylaws of the Company nor the Company's Listing Agreement for the OTCBB filed with the National Association of Securities Dealers, Inc. ("NASD") or the Form 211s filed by the Company's market maker with the NASD;

     (h) The Company does not have any indebtedness, liability or obligation required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the most recent Company balance sheet except (i) liabilities, obligations and contingencies that were incurred after the date of the most recent Company balance sheet in the ordinary course of business and which would not, in the aggregate, have a material adverse effect on the Company's business, financial condition and results of operations and (ii) other liabilities, obligations and contingencies that would not, in the aggregate, have a material adverse effect on the Company's business, financial condition and results of operations; and

     (i) There is no suit, action or proceeding pending, or to the knowledge of the Company, threatened against or affecting the Company or any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company that has had or is likely to have a material adverse effect on the Company's business, financial condition and results of operations.

5.  FINANCING.

     5.1 The Company hereby covenants to use its best efforts to raise a minimum of an aggregate of $500,000 dollars in outside equity financing within 90 days after the Closing Date. If the Company is unable to secure a minimum of an aggregate of $500,000 dollars within 90 days after the Closing Date, unless otherwise agreed to in writing by the parties, (i) the American Energy Stockholders shall have returned to them by Whistler all of the issued and outstanding shares of common stock of American Energy transferred by American Energy and the American Energy Stockholders under this Agreement, (ii) Whistler shall have returned to it by American Energy and the American Energy Stockholders all of the shares of Whistler common stock transferred by Whistler under this Agreement, (iii) the employment agreements referenced in Section 1.5 above shall become null and void, and (iv) the Company shall reimburse American Energy for all legal expenses up to $25,000 incurred by American Energy in connection with the negotiation of this Agreement and American Energy's common stock offering.

     5.2 The Company shall provide interim funding to American Energy as set forth in the funding schedule attached hereto as Exhibit E.

     5.3 The interim funding described in Section 5.2 and set forth in Exhibit E hereto above shall be in the form of a non interest bearing note secured by the assets of American Energy.

6.  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

     6.1 Notwithstanding anything herein contained, the obligation of the Company to complete the purchase of the shares of common stock of American Energy, is subject to the following conditions:

     (a) The representations and warranties of American Energy and American Energy Stockholders contained in this Stock Purchase Agreement shall be true as of the Closing Date;

     (b) All of the covenants, agreements and deliveries of American Energy and American Energy Stockholders to be performed on or before the Closing Date pursuant to the terms of this Stock Purchase Agreement shall have been duly performed;

     (c) Prior to the Closing Date, American Energy shall not have experienced any event or condition or taken any action of any character or have become aware of any action of any character that would adversely affect its assets or financial condition;

     (d) The Company is satisfied on the Closing Date that the Company will acquire good and valid title to the shares of common stock of American Energy free and clear of liens, charges and encumbrances, and that this transaction will be not subject to being set aside under any applicable insolvency, bankruptcy or similar legislation; and

     (e) The transactions contemplated by this Stock Purchase Agreement shall have been duly approved by the board of directors of American Energy.

     6.2 The foregoing conditions are for the exclusive benefit of the Company and such conditions may be waived in whole or in part by the Company on or prior to the Closing Date by delivery to American Energy of a written waiver to that effect, signed by the Company.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF AMERICAN ENERGY AND THE AMERICAN ENERGY STOCKHOLDERS:

     7.1 Notwithstanding anything herein contained, the obligation of American Energy and the American Energy Stockholders to complete the sale of the shares of common stock of American Energy, is subject to the following conditions:

     (a) The representations and warranties of the Company contained in this Stock Purchase Agreement shall be true as of the Closing Date;

     (b) All of the covenants, agreements and deliveries of the Company to be performed on or before the Closing Date pursuant to the terms of this Stock Purchase Agreement shall have been duly performed;

     (c) Prior to the Closing Date, the Company shall not have experienced any event or condition or taken any action of any character or have become aware of any action of any character that would adversely affect its assets or financial condition; and

     (d) The transactions contemplated by this Stock Purchase Agreement shall have been duly approved by the board of directors and, if necessary, the stockholders of the Company.

     7.2 The foregoing conditions are for the exclusive benefit of American Energy and the American Energy Stockholders and such conditions may be waived in whole or in part by American Energy and the American Energy Stockholders on or prior to the Closing Date by delivery to the Company of a written waiver to that effect, signed by American Energy and the American Energy Stockholders.

8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 All representations, warranties, covenants and agreements made by the American Energy Stockholders in this Stock Purchase Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing Date and the issuance of the shares of common stock of the Company.

     8.2 All representations, warranties, covenants and agreements made by American Energy in this Stock Purchase Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing Date, the issuance of the shares of common stock of the Company.

     8.3 All representations, warranties, covenants and agreements made by the Company in this Stock Purchase Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing Date, the issuance of the shares of common stock of the Company.

9.  DELIVERIES ON CLOSING DATE

     9.1 On the Closing Date, American Energy shall deliver or cause to be delivered to the Company or to the Company's agent:

     (a) a resolution of the board of directors of American Energy approving the transactions contemplated herein and the consummation of the Stock Purchase Agreement;

     (b) share certificates for 100% of the shares of common stock of American Energy duly endorsed for transfer;

     (c) unaudited financial statements, including balance sheet, statement of cash flows, statement of operations, statement of stockholders' equity/deficit of American Energy, for the period commencing the date of inception to the Closing Date; and

     (d) Copies of all documents that have not been previously delivered to the Company before the Closing Date that the Company in its reasonable opinion would consider to be necessary or desirable for the consummation of the Stock Purchase Agreement.

     9.2 On the Closing Date, the Company shall deliver or cause to be delivered to American Energy or to American Energy's agent share certificates for the Company's shares of restricted common stock registered in the respective name and in the respective denomination for each American Energy Stockholder.

10.  CLOSING DATE

     10.1 The closing of the transaction contemplated by this Stock Purchase Agreement (the "Closing Date") shall be held in the offices of Tarmac Management, [a __________ corporation,] commencing at 9:00 a.m. on September 28, 2001, or at such other time and/or location as the parties may agree upon. At the closing of the transaction, all share certificates, assignments and other instruments and documents referred to or contemplated by this Stock Purchase Agreement, in form and substance meeting the reasonable requirements of the parties, shall be exchanged by the parties, along with such supporting documents as may be reasonably required by counsel to the parties.

11.  NOTICES

     11.1 Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if personally delivered, if mailed postage prepaid in any post office in the United States or Canada, or if given by telegram, telecopier, or facsimile, addressed to the addresses given for the parties to this Stock Purchase Agreement.

     11.2 Any party may, from time to time by notice in writing, given aforesaid, change its addresses for the purposes of this section by giving notice of this change to the other party.

12.  GENERAL PROVISIONS

     12.1 Time shall be of the essence of this Stock Purchase Agreement.

     12.2 This Stock Purchase Agreement contains the whole agreement among the Company, American Energy and American Energy Stockholders in respect of the purchase and sale of the shares of common stock of American Energy contemplated hereby, and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Stock Purchase Agreement, including, but not limited to, any prior or contemporaneous negotiations, discussions, or agreements, including the letter of intent entered into by the Company and American Energy with respect to the transactions that are the subject of this Stock Purchase Agreement.

     12.3 This Stock Purchase Agreement may be amended by American Energy and the Company or pursuant to action taken by their respective Boards of Directors at any time before of after approval of this Stock Purchase Agreement by the stockholders of American Energy and, if applicable, the Company and prior to the Closing Date, but after either such approval, after either such approval, no amendment will be made that in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Stock Purchase Agreement may not be amended except by an instrument in writing signed on behalf of American Energy and the Company.

     12.4 This Stock Purchase Agreement shall enure to the benefit of and be binding upon the parties hereto and, as applicable, their heirs, administrators, successors and assigns, and any reference herein to the Company or American Energy shall include, as applicable, their successors and assigns.

     12.5 The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Stock Purchase Agreement.

     12.6 This Stock Purchase Agreement shall in all respects be governed by and be construed in accordance with the laws of the State of Delaware, and the parties hereto agree to attorn to the courts thereof.

     12.7 If any one or more of the provisions in this Stock Purchase Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Stock Purchase Agreement would fail of its essential purpose.

     12.8 All costs and expenses (including, without limitation, fees and disbursements of legal counsel and any investment advisors) incurred in connection with this Stock Purchase Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses unless otherwise agreed to between the parties.

     12.9 This Stock Purchase Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts so executed shall constitute an original and all of which together shall constitute one and the same agreement.

     12.10 The parties hereto acknowledge that Rich Glovin, Attorney at Law, represents the Company and has provided no legal advice with respect to this Stock Purchase Agreement to any other party. The parties hereby acknowledge that they have been advised to seek independent legal advise with respect to this Stock Purchase Agreement, and American Energy and American Energy Stockholders agree to hold harmless and indemnify Rich Glovin with respect to any claims brought by other parties regarding legal advice with respect to this Stock Purchase Agreement.

     12.11 The parties undersigned have read, acknowledged, understood and accepted the terms of the offers contained herein.










                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed by the parties hereto effective as of the day and year first above written.


WHISTLER, INC.,
a Delaware Corporation

By: _____________________________

Its: ____________________________


AMERICAN ENERGY POWER SYSTEMS INC.,
a Nevada Corporation


By: _____________________________
      Charles Schembra
Its:  President


AMERICAN ENERGY STOCKHOLDERS:


_____________________________
   Charles Schembra


_____________________________
   Shirley Morgan


_____________________________
   Joseph Nied


_____________________________
   Scott Johnson


_____________________________
   Yale Hirsch



                ***SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT***

_____________________________
   Jay Ong


_____________________________
   Michael Garner


_____________________________
   Sylvan Stenge


_____________________________
   Margaret Susan Kukulus


_____________________________
   Stuart Hutchison


_____________________________
   Jacquie Chandler


_____________________________
   Josephine Helen Batorski


_____________________________                     ______________________________
   Rolando C. Gingras                 and             Beth Amine




                ***SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT***

                                    EXHIBIT A

                          AMERICAN ENERGY STOCKHOLDERS


Charles Schembra

Shirley Morgan

Joseph Neid

Scott Johnson

Yale Hirsch

Jay Ong

Michael Garner

Sylvan Stenge

Margaret Susan Kukulus

Stuart Hutchison

Jacquie Chandler

Josephine Helen Batorski

Rolando Gingras and Beth Amine

                                    EXHIBIT B

             WHISTLER SHARES ISSUED TO AMERICAN ENERGY STOCKHOLDERS


STOCKHOLDER:                                          NUMBER OF WHISTLER SHARES:
-----------                                           --------------------------

Charles Schembra                                                361,884

Shirley Morgan                                                  361,884

Joseph Neid                                                     325,695

Scott Johnson                                                    36,188

Yale Hirsch                                                      54,284

Jay Ong                                                          36,188

Michael Garner                                                    6,333

Sylvan Stenge                                                    24,077

Margaret Susan Kukulus                                            1,338

Stuart Hutchison                                                 13,376

Jacquie Chandler                                                 16,052

Josephine Helen Batorski                                          6,688

Rolando Gingras and Beth Amine                                    4,013
                                                              ---------

TOTAL:                                                        1,248,000
                                                              =========

                                    EXHIBIT C

              AMERICAN ENERGY OFFICERS, DIRECTORS AND KEY EMPLOYEES
                         TO BE ISSUED WHISLTER OPTIONS


Charles Schembra

Shirley Morgan

Joseph Nied

                                    EXHIBIT D

                          FORM OF EMPLOYMENT AGREEMENT

                                   [attached]

                                    EXHIBIT E

                            INTERIM FUNDING SCHEDULE

                                   [attached]


-----------------------------------------------------------------------------------------------------------------------------
American Energy     6 Mo Cash Flow                            Rev. B    Aug 2001

Sources of Cash:                         Jul           Aug         Sept         Oct          Nov          Dec        Totals
-----------------------------------------------------------------------------------------------------------------------------
    Operations during the year:
  Net Income After Taxes              ($ 27,818)   ($ 37,617)   ($ 52,193)   ($ 67,481)   ($ 69,336)   ($ 62,839)   ($317,283)
  Add items not decreasing cash
    Depreciation                      $   1,000    $   1,500    $   1,500    $   1,500    $   2,000    $   2,000    $   9,500
    Increase in Accounts Payable      $  13,000    $  22,000    $  32,400    $  40,600    $  46,900    $  38,100    $ 193,000
    Increase in Other Payables        $   3,250    $   5,500    $   8,100    $  10,150    $  11,725    $   9,525    $  48,250
    Increase in Accrued Liabilities   $   6,842    $  11,000    $  16,200    $  20,300    $  23,450    $  19,050    $  96,842

  Deduct items not increasing cash
    Increase in Accounts Rec.         $   8,000    $  20,000    $  35,000    $  48,000    $  62,000    $  60,000    $ 233,000
    Increase in Inventory             $       0    $       0    $       0    $   7,000    $  22,110    $  26,000    $  55,110
-----------------------------------------------------------------------------------------------------------------------------
Cash from Operations                  ($ 11,726)   ($ 17,617)   ($ 28,993)   ($ 49,931)   ($ 69,371)   ($ 80,164)   ($257,801)

    Financing & Other:
  Sale of Stock                       $  10,000    $  40,000    $   7,000    $       0    $       0    $       0    $  57,000
  Proceeds:  Short Term Loans         $   8,000    $       0    $       0    $       0    $       0    $       0    $   8,000
  Proceeds:  Long Term Loans/Leases                $       0    $       0    $  10,000    $  10,000    $       0    $  20,000
  Cash infusion                       $       0    $       0    $  30,000    $  70,000    $  70,000    $ 100,000    $ 270,000
  Collection of Notes Receivable      $       0    $       0    $       0    $       0    $       0    $       0    $       0
  Reduction: Other Current Assets     $       0    $       0    $       0    $       0    $       0    $       0    $       0
  Reduction: Other Assets             $       0    $       0    $       0    $       0    $       0    $       0    $       0
-----------------------------------------------------------------------------------------------------------------------------
Cash from Operations & Financing      $   6,274    $  22,383    $   8,007    $  30,069    $  10,629    $  19,836    $ 355,000

Applications of Cash:
  Purchases of Fixed Assets           $     500    $   1,000    $   5,000    $  10,000    $  10,000    $  10,000    $  36,500
  Repayment of Short Term Loans                    $     500    $   1,500    $   2,000    $   2,000    $   2,000    $   8,000
  Repayment of Long Term Loans                     $       0    $       0    $       0    $       0    $       0    $       0
  Cost of Raising Capital             $       0    $   1,500    $   1,500    $   7,000    $   7,000    $   7,000    $  24,000
  Increase in Notes Receivable        $       0    $       0    $       0    $       0    $       0    $       0    $       0
  Increase in Other Current Assets    $       0    $       0    $       0    $       0    $       0    $       0    $       0
  Increase in Other Assets            $       0    $       0    $       0    $       0    $       0    $       0    $       0
-----------------------------------------------------------------------------------------------------------------------------
Increase/(Decrease) in Cash           $   5,774    $  19,383    $       7    $  11,069    ($  8,371)   $     836    $  28,699

Change in Cash Balance
  Beginning Cash Balance              $   1,500    $   7,274    $  26,658    $  26,665    $  37,734    $  29,363
  Increase/(Decrease) in Cash         $   5,774    $  19,383    $       7    $  11,069    ($  8,371)   $     836
  Ending Cash Balance                 $   7,274    $  26,658    $  26,665    $  37,734    $  29,363    $  30,199
-----------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT F

                 DISCLOSURE SCHEDULE TO STOCK PURCHASE AGREEMENT


4.1(f).


    Customer              Type of Contract            Status
    --------              ----------------            ------

1.  ABC channel 10        Photovoltaics               Installed

2.  Berg                  Photovoltaics               Installation in progress

3.  Hoppy Brewing         Hot Water System            Installation pending

4.  John Deterding        Hot Water/Photovoltaics     Letter of Commitment

5.  Family Fitness        Hot Water                   Install to start in a week

6.  Rick Ong and Group    Hot Water Proto & Mfg.      In process


4.1(g).


1. By way of an July 25, 2001 amendment to his complaint filed June 14, 2001, in the Superior Court of California, County of Sacramento alleging, among other things, implied in fact promise not to terminate but for good cause and breach of express contract, Mr. Kevin Boedecker named American Energy in its suit filed against Anupower corporation, Chuck Schembra , Shirley Morgan, et. al. The matter, which American Energy believes is without merit, is scheduled for arbitration.

2. Ms. Dreme Autry, an individual who had contemplated being a founder of American Energy, has filed a complaint with the Employment Development Department (EDD) against Chuck Schembra alleging discrimination. American Energy believes that this claim is without merit and will be dismissed.